AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Rafael Arrillaga-Torréns, Jr.	Marilynn Meek
Chairman, President and CEO	General Inquiries
Yadira R. Mercado	212/827-3773
Executive Vice-President, CFO
787/751-7340

EUROBANCSHARES, INC. RECEIVED NASDAQ NOTICE OF NON-COMPLIANCE

San Juan, Puerto Rico, April 22, 2010 – EuroBancshares, Inc. (Nasdaq: EUBK) (“EuroBancshares” or the “Company”), the holding company of Eurobank, today announced that it received a letter from The Nasdaq Stock Market (“Nasdaq”) on April 20, 2010 advising EuroBancshares that it is currently not in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1) due to its failure to file its Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), by the applicable filing deadline.  In accordance with Nasdaq Listing Rules, EuroBancshares has 60 calendar days to submit a plan to regain compliance.  If the plan is accepted by Nasdaq, EuroBancshares may be granted an extension of up to 180 calendar days to regain compliance with Nasdaq Listing Rule 5250(c)(1).  EuroBancshares intends to submit a plan to regain compliance to Nasdaq within the prescribed 60 day period.

EuroBancshares is working to complete the preparation and filing of its Form 10-K as promptly as practicable.  There is no change in the trading of EuroBancshares’ common stock on the NASDAQ Stock Market at this time.

About EuroBancshares, Inc.

EuroBancshares, Inc. is a diversified bank holding company headquartered in San Juan, Puerto Rico, offering a broad array of financial services through its wholly-owned banking subsidiary, Eurobank; EBS Overseas, Inc., an international banking entity subsidiary of Eurobank; and EuroSeguros, a wholly-owned insurance agency subsidiary of Eurobank.

Forward-Looking Statements:

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement.  These factors include the following: the ability of Investor, Other Purchasers and their affiliates to complete the proposed investments mentioned herein; receipt of requisite regulatory approvals of those investments; general economic and business conditions in those areas in which we operate; deterioration in the credit markets; availability of capital from private and government sources; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q filed thereafter, which could cause actual results to differ from those projected.  We undertake no obligation to update such forward-looking statements except as required by law.